Exhibit No. (23)a.




INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-30425, 33-49050, 33-
58402 and 33-64689) and on Form S-3 (Nos. 33-52343 and 33-54177) of our
reports dated January 30, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
-------------------------


DELOITTE & TOUCHE LLP

Dallas, Texas
March 22, 1996